                                                                                         Exhibit 10(k)(12)

AMENDMENT NO. 11
TO
ALLTEL CORPORATION PROFIT-SHARING PLAN
(January 1, 2002 Restatement)

WHEREAS, Alltel Corporation (the “Company”) maintains the Alltel Corporation Profit Sharing Plan, as amended and restated effective January 1, 2002, and as subsequently amended (the “Plan”); and

WHEREAS, pursuant to resolutions dated on September 15, 2006, the Board authorized certain amendments to the Plan to generally comply with the Pension Protection Act of 2006 (the “PPA”).

NOW THEREFORE, BE IT RESOLVED, that the Company hereby amends the Plan in the respects hereinafter set forth.

1.	Effective as of December 1, 2006, Section 1.23 (Investment Fund A ALLTEL Stock Midpoint) is amended to provide as follows:

Section 1.23. Reserved.

2.	Effective as of December 1, 2006, Section 1.24 (Investment Fund A ALLTEL Stock Range) is amended to provide as follows:

Section 1.24 Reserved.

3.	Effective as of December 1, 2006, Section 11.01 is amended to provide as follows:

11.01 Composition of Trust Fund

Effective December 1, 2006, all amounts contributed to the Plan, as increased or decreased by income, expenditure, appreciation and depreciation, shall constitute a single fund known as the Trust Fund. The Trust Fund shall be invested in an (a) Investment Fund A and a (b) Guaranteed Principal Investment Fund in accordance with the following:

(a) Assets of Investment Fund A shall be invested in accordance with the provisions of the Trust Agreement for Alltel Corporation Master Trust, except that notwithstanding the provisions of these agreements:

(1) Effective December 1, 2006, the investment of assets of Investment Fund A shall not include the ALLTEL Corporation Common Stock Fund (as described in the Trust Agreement and Trust Agreement for ALLTEL Corporation Master Trust) (the “ALLTEL Stock Fund”).

(2) The investment of assets in Investment Fund A shall be subject to limitations under ERISA and Section 401(a) of the Code and the regulations issued thereunder.

(b) The assets of the Guaranteed Principal Investment Fund shall be invested in accordance with the Trust Agreement, except that notwithstanding the provisions of the Trust Agreement, the assets of the Guaranteed Principal Investment Fund shall be invested (directly or indirectly) in certificates of deposits, time deposit accounts, money market funds, guaranteed investment contracts or similar investments designed to protect the principal investment therein.

The interest of each Participant or Beneficiary under the Plan in Investment Fund A or in the Guaranteed Principal Investment Fund, as applicable, shall be an undivided interest.

ALLTEL CORPORATION

By:_/s/ Scott T. Ford______      ________
Title: President and Chief Executive Officer